Exhibit 10.1

Exhibit B – Change Control Form

Date Requested: _____8/27/2012_______________    Change Number _CR00023__________

Title of Request: CRMOL SOW: 30 day SOW Termination    Requested By: Sandy Wall

This Change to the Dynamics CRM Online Trials Management SOW dated September 20, 2010 between Microsoft Corporation (“Microsoft”) and Rainmaker Systems Inc. (“Vendor”) is entered into between the parties and is effective from August 31st, 2012. This Change Order is subject to all terms and conditions in the Agreement and SOW.

Change Requested in: (Check all that apply) X Specifications x Deliverables X Schedules x Services Other ____________________________	Affected Section #s of Statement of Work, or name of other document: From Section 3, affects entire SOW
Description of Change:
3.1.    Termination for Convenience
(a)    To the extent the termination provisions herein are inconsistent with those in the VSA, the termination terms herein shall govern this SOW. Otherwise, the termination provisions in the VSA shall apply.
(b)    Microsoft has the right to terminate this SOW for convenience with 30 days advance written notice. However, this right to terminate for convenience is not applicable during the first four (4) months after the Effective Date.

Reason for Change: New combined Tiger SOW will encompass CRMOL resources. CTM resources have ramped down to zero over the course of Q1 FY13. September 30th, 2012 will be the last day of the CRMOL SOW.
Impact of Request on SOW:
• Termination of SOW
Category of Change (complete all that apply):
Current	Proposed
Cost See Above	See Above
Schedule See Above	See Above
Resources See Above	See Above
Effective Date
This Change Control will be effective on the August 31st, 2012.
Vendor Approval
Print Name: Christina Cherry Signature: /s/ Christina Cherry Title: GM, MSFT Account Date: _September 14, 2012_____
Microsoft Approval
Print Name: Robert Jones Signature: ___/s/ Robert Jones__________ Title: GM WW Tele Mgt & Inside Sales Date: __September 14, 2012_______